Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-173811) of Simpson Manufacturing Co., Inc. of our report dated June 27, 2025, relating to the December 31, 2024 financial statements of Simpson Manufacturing Co., Inc. 401(k) Profit Sharing Plan which appears in this Form 11-K.

    /s/Armanino LLP
    Dallas, Texas

June 18, 2026